SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 23, 2003

ORIENTAL FINANCIAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Professional Offices Park 1000 San Roberto Street Río Piedras, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

Item 5. Other Events.

     Pursuant to Section 6, Paragraph EIGHTH, of the Certificate of Incorporation, as amended, of Oriental Financial Group Inc. (the “Company”), on July 23, 2003, the Board of Directors of the Company amended Section 2 of Article II of the Company’s By-laws to provide that (i) no director shall be elected or re-elected, as the case may be, after attaining the age of seventy-one (71); (ii) that the term of a director shall end upon attaining such age; and (iii) that the Board of Directors shall elect a replacement to serve the remainder of the term of such a director.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description of Document

3(ii)	By-laws, as amended on July 23, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC

Date:	August 25, 2003	By:	/s/ Carlos O. Souffront

Carlos O. Souffront Secretary of the Board of Directors

INDEX OF EXHIBITS

Exhibit No.	Description of Document

3(ii)	By-laws, as amended on July 23, 2003